As filed with the Securities and Exchange Commission on August 6, 2001
                                                    Registration No. 33-26633

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               ENVIROSOURCE, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                       34-0617390
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                           1155 Business Center Drive
                        Horsham, Pennsylvania 19044-3454
                                 (215) 956-5500
   (Address, including zip code, and telephone number, including area code of principal executive offices)

                 ENVIROSOURCE, INC. INCENTIVE STOCK OPTION PLAN
                 (f/k/a Neoax, Inc. Incentive Stock Option Plan)
                            (Full title of the plan)

                              Leon Z. Heller, Esq.
                  Vice President, General Counsel and Secretary
                               ENVIROSOURCE, INC.
                           1155 Business Center Drive
                        Horsham, Pennsylvania 19044-3454
                                 (215) 956-5636
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:

                             Patrick J. Dooley, Esq.
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               590 Madison Avenue
                            New York, New York 10022
                                 (212) 872-1080

                             ----------------------

                          DEREGISTRATION OF SECURITIES

          Pursuant to the Registration Statement on Form S-8, Registration Number 33-26633 (the "Registration Statement"), filed on January 17, 1989, to which this Post-Effective Amendment No. 1 relates, Envirosource, Inc. (the "Registrant") registered an aggregate of 500,000 shares of common stock, par value $0.05, of the Registrant authorized for issuance under the Envirosource, Inc. Incentive Stock Option Plan (the "Plan").

          On July 24, 2000, ES Acquisition Corp., a Delaware corporation ("ES Acquisition"), merged with and into the Registrant pursuant to an Agreement and Plan of Merger by and between ES Acquisition and the Registrant dated as of June 8, 2001 (the "Merger Agreement"). Pursuant to the Merger Agreement, each outstanding option that was issued under the Plan was canceled upon the effectiveness of the merger, and each optionholder became entitled to the right to receive a cash payment for each canceled option as set forth in the Merger Agreement, subject to withholding of applicable taxes. In addition, pursuant to the Merger Agreement, the Registrant may not make additional grants under the Plan and has terminated any offering of securities pursuant to the Plan.

          This Post-Effective Amendment No. 1 deregisters all shares previously authorized for issuance under the Plan and registered on the Registration Statement.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, State of Pennsylvania, on the day of August 6, 2001.

                                        ENVIROSOURCE, INC.


                                        By: /S/ JOHN T. DILACQUA
                                            --------------------
                                        John T. DiLacqua
                                        President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on August 6, 2001.

     Signature                                  Title
     ---------                                  -----

/S/ JOHN T. DILACQUA
_________________________     President, Chief Executive Office and Director
John T. DiLacqua              (Principal Executive Officer)

/S/ JOHN C. HEENAN
_________________________     Senior Vice President and Chief Financial Officer
John C. Heenan                (Principal Financial and Accounting Officer)

/S/ ROBERT A. HAMWEE
_________________________     Chairman of the Board of Directors
Robert A. Hamwee


_________________________     Director
Douglas Danforth

/S/ SETH M. KATZENSTEIN
_________________________     Director
Seth M. Katzenstein